UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 3, 2019
OPKO Health, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33528	75-2402409
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Blvd. Miami, Florida	33137
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (305) 575-4100

Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	OPK	NASDAQ Global Select Market

ITEM 7.01.	Regulation FD.
On or around June 3, 2019, BioReference Laboratories, Inc. (“BioReference”), a subsidiary of OPKO Health Inc. (the “Company”), was notified by Retrieval-Masters Creditors Bureau, Inc. d/b/a American Medical Collection Agency (“AMCA”) about unauthorized activity on AMCA’s web payment page (the “AMCA Incident”). AMCA is an external collection agency that has been used in the past by BioReference and other healthcare companies. According to AMCA, the unauthorized activity occurred between August 1, 2018, and March 30, 2019. AMCA has advised BioReference that data for approximately 422,600 patients for whom BioReference performed testing was stored in the affected AMCA system. AMCA advised that AMCA’s affected system includes information provided by BioReference that may have included patient name, date of birth, address, phone, date of service, provider, and balance information. In addition, the affected AMCA system also included credit card information, bank account information (but no passwords or security questions) and email addresses that were provided by the consumer to AMCA. AMCA has advised BioReference that no Social Security Numbers were compromised, and BioReference provided no laboratory results or diagnostic information to AMCA. BioReference has not been able to verify the accuracy of the information received from AMCA.
AMCA advised BioReference that it is sending notices to approximately 6,600 patients for whom BioReference performed laboratory testing and whose credit card or bank account information was stored in AMCA’s affected system. AMCA indicated that it will provide these affected patients with more specific information about the AMCA Incident in addition to offering them identity protection and credit monitoring services for 24 months. AMCA has not yet provided BioReference a list of the affected patients or more specific information about them. AMCA has advised BioReference that AMCA is providing notice to state attorneys general and other state agencies as required by applicable state data breach laws.
AMCA has reported to BioReference that it is continuing to investigate this incident, has reported the AMCA Incident to law enforcement and has taken steps to increase the security of its systems, processes, and data, including shutting down its web payments page, migrating it to a third-party vendor, and hiring a cybersecurity firm to implement various safeguards to increase security. BioReference and the Company take data security very seriously, including the security of data handled by vendors. BioReference is currently seeking to obtain more information from AMCA and plans to promptly take additional steps as may be appropriate once more is known about the AMCA Incident.
BioReference has not sent any collection requests to AMCA since October 2018, and it will not send any new collection requests to AMCA. In addition, BioReference has requested that AMCA cease continuing to work on any pending collection requests involving BioReference patients.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPKO Health, Inc.

	By:	/s/ Steven D. Rubin
Date: June 6, 2019	Name:	Steven D. Rubin
	Title:	Executive Vice President-Administration